SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-k

                                 CURRENT REPORT
                     PUSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)     June 10, 2003
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                       Southern Connecticut Bancorp, Inc.
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               (Exact Name of Registrant as Specified in Charter)



    Connecticut                       0-49784                  06-1609692
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(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
of Incorporation)                                            Identification No.)


215 Church Street, New Haven, CT                                   06510
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(Address of Principal Executive Offices)
(Zip Code)



Registrant's telephone number, including area code         (203) 782-1100
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events and Required FD Disclosure.

         Southern Connecticut Bancorp, Inc. ("Bancorp") is filing this 8-K in order to report the decision by Bancorp's board of directors to approve the establishment by Bancorp of a new commercial bank in New London, Connecticut and a capital raising by Bancorp. Both the establishment of the new bank and the capital raising are subject to prior regulatory approval, for which Bancorp has not yet applied. At a meeting held June 10, 2003, Bancorp's board of directors approved the following resolutions:

         RESOLVED, that the Southern Connecticut Bancorp, Inc. make application to the State of Connecticut, Department of Banking and the Federal Deposit Insurance Corporation to establish a commercial bank de novo in the city of New London, Connecticut with start-up capital of $6,000,000 for the new bank. The bank will be called The Bank of Southeastern Connecticut.

         RESOLVED, that the Company's officers shall be, and they are hereby authorized and empowered to develop a plan to raise between $10 and $12 million in new equity capital to support the capitalization of the new bank and for general corporate purposes, with the terms and conditions of the actual capital raising subject to the Board's review and approval.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         There are no financial statements, pro forma financial information or exhibits filed as part of this Form 8-K.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SOUTHERN CONNECTICUT BANCORP, INC.




                                     By: /s/ Joseph V. Ciaburri
                                         -----------------------------------
                                     Name: Joseph V. Ciaburri
                                     Title:  Chairman & Chief Executive Officer



Date:  June 11, 2003




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